EXHIBIT 5.1

April 10, 2009

International Tower Hill Mines Ltd.

1920 – 1188 West Georgia Street

Vancouver, BC

V6E 4A2

Dear Sirs/Mesdames:

Re:	International Tower Hill Mines Ltd. (the “Company”) – Registration Statement on Form S-8

We are Canadian counsel to the Company. We are writing in reference to the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933, as amended (the “Act”). We understand that the purpose of the Registration Statement is to register a total of 1,801,777 common shares with no par value of the Company (the “Shares”), which are issuable pursuant to the exercise of stock options which have or may be granted under the Company’s 2006 incentive stock option plan (the “Plan”).

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

For the purpose of giving this opinion we have:

(a)

examined originals or photostatic or certified copies of such corporate records, contracts and instruments of the Company or other corporations, certificates, permits, licenses or orders of public officials, commissions, boards and governmental bodies and authorities, certificates of officers or representatives of the Company or other corporations and such other records, contracts and instruments, all as we believe necessary and relevant as the basis of the opinions set forth herein; and

(b)

considered such questions of law and examined such statutes, regulations and orders, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of rendering this opinion.

In reviewing such documents, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or certified copies and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles and the authenticity of all originals of such documents.

As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. We also have assumed that any future changes to the terms and conditions of the Plan will be duly authorized by the Company and, if applicable, approved by the Company’s shareholders and accepted by the TSX Venture Exchange and any other applicable regulatory authorities, and will comply with all applicable laws.

The opinions expressed in this letter are subject to the following exceptions and qualifications:

(a)	we do not express any opinion with respect to the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada specifically applicable therein; and
(b)	our opinions are based on legislation and regulations in effect on the date hereof.

Based upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that the Shares will, upon:

1.

the grant of one or more options under the Plan, the conditional allotment and reservation for issuance of Shares under such options, and the fixing of a price for such Shares in accordance with the Plan, by the Board of Directors of the Company or a committee thereof; and

2.

the due and valid exercise by the holder of each option and the receipt by the Company of payment in full for each such Share to be issued and the issuance of such Shares in accordance with the terms of a binding option agreement and the Plan;

be validly issued as fully paid and non-assessable common shares of the Company.

Consent is hereby given to the use of our name in the Registration Statement, and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is delivered exclusively for the use of the persons to whom it is addressed and is not to be used or relied upon by third parties. This opinion should not be quoted from or referred to in dealings with third parties without our prior written consent.

Yours truly,

/s/ Gowlings Lafleur Henderson LLP